Dustin Sjuts President
[*]

March 22, 2023

By Email & Federal Express

Ning Yuan
[*]

Re: Second Letter Amendment to the License Agreement

Dear Ning,

As you are aware, Revance Therapeutics, Inc. ("Revance") and Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd. ("Fosun") are Parties to a License Agreement ("License Agreement") effective December 4, 2018, as amended by the Letter Amendment to the License Agreement effective December 4 2018 ("First Amendment") effective February 15, 2020. This second letter amendment to the License Agreement ("Second Amendment") sets forth and confirms the understanding between the Parties with respect to certain obligations under the License Agreement. Unless otherwise defined within this Second Amendment, a capitalized term within this Second Amendment shall have the same meaning given to the same capitalized term within the License Agreement.

1.Regarding the NMPA, the Parties hereby acknowledge and agree that:

2.The NMPA BLA will be filed without a brand name; and

3.The NMPA BLA will be updated with the brand name selected by Revance upon completion of both of the following:

4.Jointly executed Trademark License Agreement, as referenced in the License Agreement and the First Amendment; and

5.Trademark registration in China of the brand name selected by Revance.

This Second Amendment, together with the License Agreement and the First Amendment, constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and supersedes any and all prior or contemporaneous negotiations, correspondence, understandings, and agreements between the Parties, whether oral or written, regarding such subject matter. For clarity, except as amended and expressly provided otherwise in this Second Amendment, the License Agreement shall remain in full force and effect.

This Second Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. The Parties agree that the electronic signature, whether digital or encrypted, of this Second Amendment shall have the same force and effect as a manual signature. Additionally, delivery of a copy of this Second Amendment bearing an original or electronic signature by facsimile transmission, by electronic mail with a portable document format (.pdf) document attached, or by any other electronic means intended to preserve the original graphic or pictorial appearance of the document, shall have the same binding legal effect as physical delivery of the paper document bearing an original or electronic signature.

Please confirm and acknowledge your agreement with the above terms by signing this Second Amendment in the space indicated below and promptly return: (i) one (1) fully executed original to me at the address provided above, and (ii) also email me a copy of the fully executed Second Amendment to the email address identified above. This Second Amendment shall be effective as of the latter of the two dates identified in the signatory lines below.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Sincerely,

ACCEPTED AND AGREED TO BY:
SHANGHAI FOSUN PHARMACEUTICAL INDUSTRIAL
DEVELOPMENT CO., LTD.
Signature:	/s/ Dustin Sjuts	Signature:	/s/ Ning Yuan
Name:	Dustin Sjuts	Name:	Ning Yuan
Title:	President	Title:	Vice President, Co-CBO, General Manager of Business Development
Date:	March 22, 2023	Date:	March 22, 2023

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.